99.1

                                FINANCE AGREEMENT


Kogure Works Co., LTD. (hereafter called "Kogure") and Amanasu Environment Corporation (hereafter called "Amanasu") have entered into an agreement under the following conditions;

1. Having a cooperation with Mitsui &Co., LTD., promote Kogure's products to receive a purchase order of the incinerator for 300 units from State Environmental Protection Administration of China, which has organized a project to introduce Medical waste treatment systems with a budget of 15,000,000,000 Chinese Yuan (250,000,000,000 Yen). Amanasu funds $290,000 to Kogure for the purpose of increasing its capital for the promotion.

2. By funding a capital of $290,000, Amanasu will receive 20% of allocation of the profit generated by the sale.

3.   The funding a capital of $290,000 is to be executed in March of 2005.

4. In regards to subjects that are not attended to on this Agreement or any misunderstanding of provisions on this Agreement, Kogure and Amanasu shall faithfully discuss and determine a solution for such matters.



March 8, 2005

Katsutoshi Kogure                       108-1 Gunma-machi Munataka
President                               Gunma-gun, Gunma, 370-3521
                                        Japan


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Atsushi Maki                            Amanasu Environment Corporation
President                               701 5th Avenue, 42nd floor
                                        Seattle, WA 98104, USA


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